UNITED STATES

SECURITIES and EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported) February 26, 2008

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

000-24272

(Commission File Number)

DELAWARE

(State or other jurisdiction of incorporation)

11-3209278

(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Flushing Financial Corporation (the "Company") approved and recommended that the Board approve, and on February 26, 2008 the Board approved, the 2008 performance targets for the Company's Annual Incentive Plan for Executives and Senior Officers (the "Plan"). The Plan which provides for annual incentive payments to the Company's CEO/ President, Executive Vice Presidents and Senior Vice Presidents, is governed by the provisions of the Company's shareholder-approved 2005 Omnibus Incentive Plan (the "2005 Plan").

The annual incentive payment in a year to participants is based on the Company's financial performance for that year measured against certain corporate financial performance metrics established for that year. These performance metrics may be established to measure performance versus Company goals, peer group comparisons, or a combination thereof, as contemplated by the 2005 Plan. The Plan will be funded in a year as a portion of a pool of pre-tax net income of the Company for that year, with the other portion of the pool allocable to annual incentive payments to other officers and employees of the Company under a separate arrangement.

The Plan provides that the targets and awards for the CEO be developed by the Committee and approved by the Board and for the other participants be recommended by the CEO and approved by the Committee. Diluted operating earnings per share and return on average equity have been established as the measurements for 2008. Operating earnings per share excludes any gains or losses from balance sheet or corporate restructurings, changes to income tax laws, and merger related charges.

Performance measures for the CEO/President, Chief Operating Officer, Chief Financial Officer and other Plan participants without direct departmental profit and loss responsibility are based on the overall Company performance. Performance measures for Plan participants with direct departmental profit and loss responsibility may be based on a combination of Company and departmental performance, which for 2008 is set at 70% for Company performance and 30% for departmental performance.

The Plan permits the Committee to select a range within which corporate performance must fall for annual bonuses to be awarded. The range consists of a threshold level or minimum performance level necessary to earn a bonus and below which no bonus is paid, a maximum level, or performance level necessary to earn the maximum bonus and beyond which no additional bonus can be earned, and a target level, or performance level necessary to earn the target bonus. The target level of performance is based on the Company's strategic plan. Determinations of award targets and actual awards under the Plan are intended to comply with Section 162(m) of the Internal Revenue Code as contemplated by the 2005 Plan, which also permits awards not structured to so comply.

The 2008 target bonus for the CEO/President is equal to fifty percent (50%) of his base salary, the target bonus for the Executive Vice Presidents are forty percent (40%) of his or her base salary, and the target bonus for each other participant is equal to thirty percent (30%) of his or her base salary. Failure to achieve at least the threshold level of performance results in no bonus being paid, achievement of the threshold level of performance results in a bonus equal to 60% of the target bonus, and performance at or beyond the maximum level of performance results in a bonus equal to 125% of the target bonus. Target, minimum and maximum bonus amounts for established targets may be reduced, but not increased, at the discretion of the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL
CORPORATION

Date:	March 3, 2008	By:	/s/ David W. Fry
David W. Fry
		Title:	Executive Vice President, Treasurer
and Chief Financial Officer